                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240-14a-11(c) or Section 240.14a-12

                           NSA International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[1]

     (4)  Proposed maximum aggregate value of transaction:

[1] Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             NSA INTERNATIONAL, INC.
                              4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD DECEMBER 2, 1997

         Notice is hereby given that the 1997 Annual Meeting of Shareholders of NSA International, Inc. (the "Annual Meeting") will be held on Tuesday, December 2, 1997, at 10:00 a.m. Memphis, Tennessee time, at The Hilton-Memphis East, 5069 Sanderlin Avenue, Memphis, Tennessee 38117, for the following purposes:

         (1) To elect four (4) Class II directors who will serve two-year terms or until their successors have been duly elected and qualified;

         (2) To ratify the selection of Deloitte & Touche, L.L.P. as independent accountants and auditors for NSA International, Inc. (the "Company");

         (3) To approve, adopt and ratify the Company's 1997 Incentive and Non-Qualified Stock Option Plan providing for the issuance to eligible directors, officers, employees, advisors and consultants of the Company and its subsidiaries of up to 500,000 shares of the Company's Common Stock, $.05 par value; and

         (4) To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         These items are described more fully in the following pages which are made a part of this notice.

         Only Shareholders of the Company's Common Stock of record at the close of business on November 2, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. Please note, however, that we are asking you to complete and return the enclosed proxy even if you plan to attend the Annual Meeting. You may, of course, withdraw your proxy and vote your own shares if you attend the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS,



                                 STAN C. TURK
                                 Secretary
                                 November 3, 1997


================================================================================

                                IMPORTANT NOTICE

       REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED MATERIAL, AND PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

================================================================================

                             NSA INTERNATIONAL, INC.
                              4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                               GENERAL INFORMATION

         THIS PROXY STATEMENT, together with the enclosed proxy, which is first being mailed to shareholders on or about November 3, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of NSA International, Inc., a Tennessee corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, December 2, 1997, at 10:00 a.m. Memphis, Tennessee time, at The Hilton-Memphis East, 5069 Sanderlin Avenue, Memphis, Tennessee 38117, and at any adjournment or adjournments thereof.

                                     VOTING

         Shareholders of the Company of record at the close of business on November 2, 1997, the record date designated by the Board of Directors, will be entitled to notice of and to vote at the Annual Meeting. On November 2, 1997, the Company had outstanding 4,858,156 shares of $.05 par value common stock (the "Common Shares"). On March 19, 1997, the Company's Board of Directors authorized the repurchase of up to $1 million of its Common Shares, which at the time represented approximately 500,000 to 750,000 shares, from time to time on the open market or in privately negotiated purchases. Currently, the Company has repurchased 56,120 of its Common Shares pursuant to this repurchase plan. These shares have yet to be retired and upon retirement the total outstanding shares will be adjusted.

         The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Annual Meeting is necessary in order to constitute a quorum. Assuming a quorum exists, the election of each of the nominees to the Board of Directors of the Company will require the affirmative vote of a majority of the Common Shares voting at the Annual Meeting. Likewise, the affirmative vote of a majority of the Common Shares present or represented at the meeting is required to ratify the selection of the independent accountants and auditors. Additionally, the approval, adoption and ratification of the Company's 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") will require the affirmative vote of a majority of the Common Shares voting at the Annual Meeting.

         Each holder of the Common Shares is entitled to one vote for each Common Share held by such holder on all matters submitted before the Annual Meeting and any adjournment or adjournments thereof. Cumulative voting is not provided for in the election of directors.

         Common Shares represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such Common Shares (i) FOR all nominees to the Board of Directors of the Company named in this Proxy Statement, (ii) FOR the ratification of the selection of independent accountants and auditors, and (iii) FOR the adoption and ratification of the Plan. The named holders of proxies also will use their discretion in voting the Common Shares in connection with any other business that properly may come before the Annual Meeting.

         Any shareholder who sends in a proxy has the power to revoke that proxy any time prior to the exercise of the proxy by giving written notice to Stan C. Turk, the Secretary of the Company, at the Company's executive offices located at 4260 East Raines Road, Memphis, Tennessee 38118. Shareholders also may revoke proxies either by a later dated proxy, if the Company receives such proxy prior to the exercise of the prior proxy, or by attending the Annual Meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of Common Shares beneficially owned as of November 2, 1997, by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Shares, (b) each director or executive officer of the Company, and (c) all directors and executive officers of the Company as a group.

                                                Amount and Nature
      Name and Address of                        of Beneficial            Percent
      Beneficial Owner                           Ownership(1)            of Class(2)
      ----------------                          -----------------        -----------
(a)   National Safety Associates, Inc.            2,336,180(3)              48.1
      4260 East Raines Road
      Memphis, Tennessee 38118

      A. Jay Martin                               2,755,135(4)              56.7
      4260 East Raines Road
      Memphis, Tennessee 38118

      L.F. Swords                                 2,474,266(5)              50.9
      4260 East Raines Road
      Memphis, Tennessee 38118

(b)   A. Jay Martin                               2,755,135(4)              56.7

      L.F. Swords                                 2,474,266(5)              50.9

      George R. Poteet                              164,041                  3.4
      4180 Pilot
      Memphis, TN 38118

      J. Neil Rood                                   40,733                  *
      12192 Mandarin Road
      Jacksonville, FL 32223

      William W. Deupree, Jr.                        15,000                  *
      50 North Front Street, 21st Floor
      Memphis, TN 38103

      Charles R. Evans, Jr.                          8,800                   *
      4260 East Raines Road
      Memphis, TN 38118

      William L. Gurner                               - 0 -                  *
      40 South Main Street
      Memphis, TN 38103

      Stan C. Turk                                   4,700                   *
      4260 East Raines Road
      Memphis, TN 38118

(c)   Officers and directors                      3,126,495(4)              64.3
      as a group (8 persons)

-------------------------

(1) Includes Common Stock as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power with respect to all of the shares shown opposite his name.
(2) Based upon 4,858,156 shares issued and outstanding.
(3) Messrs. Martin and/or Swords, as the President and Secretary-Treasurer of National Safety Associates, Inc. ("NSA") respectively, acting separately or jointly, have the power to vote or to direct the vote, and to dispose of or to direct the disposition of, the shares owned by NSA, unless otherwise instructed by the Board of Directors of NSA.
(4) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of. Also includes the indirect beneficial ownership of 9,000 shares held by Mr. Martin's child for which Mr. Martin disclaims beneficial ownership.
(5) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of.

*   Indicates less than 1%.


                                  (PROPOSAL 1)

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two Classes with the term of office of each Class expiring in succeeding years. The terms of office of Class II directors expire at the Annual Meeting. The terms of office of Class I directors expire at the annual meeting of shareholders to be held in 1998. The Board of Directors proposes the election of four (4) Class II directors. Each Class II director elected at the Annual Meeting will hold office until the annual meeting of shareholders to be held in 1999 or until their successors are elected and qualified.

                              NOMINEES FOR DIRECTOR

                                    Class II
     For a Two-Year Term Expiring at the 1999 Annual Meeting of Shareholders

                                George R. Poteet
                                   L.F. Swords
                             William W. Deupree, Jr.
                                William L. Gurner

         Unless authority to vote is withheld, all proxies received by the Board of Directors will be voted for these four (4) nominees; except that, if any such nominee is unable to serve, or for good cause will not serve, those proxies will be voted for the person whom the Board of Directors designates to replace the nominee. The Board of Directors believes that, if elected, each nominee will be willing to serve. An affirmative vote of the majority of the Common Shares voting at the Annual Meeting is required to elect each of the nominees to the Board of Directors of the Company.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information regarding the directors and executive officers of the Company.

                                                                 Director    Term
Name                        Age       Position(s)                Since      Expires
----                        ---       -----------                --------   -------
DIRECTORS:
----------

A. Jay Martin(1)            55        President and Director     1989       1998

Charles R. Evans, Jr.       53        Chief Operating Officer
                                      and Executive Vice-
                                      President and Director     1992       1998

J. Neil Rood                64         Director                  1989       1998

George R. Poteet            49         Director                  1989       1997

L.F. Swords                 56         Director                  1989       1997

William W. Deupree, Jr.     56         Director                  1992       1997

William L. Gurner           51         Director                  1996       1997

EXECUTIVE OFFICERS:
-------------------
                                                                            Officer
                                                                            Since
                                                                            ------
Stan C. Turk                46         Chief Financial Officer              1989
                                       and Secretary-Treasurer

---------------

(1) Mr. Martin is also a director and executive officer of NSA. Mr. Martin devotes approximately 60% of his management time to the operations of the Company.

         A. Jay Martin has served as President and as a director of the Company since its inception in March 1989. Mr. Martin founded National Safety Associates, Inc., a Tennessee corporation ("NSA"), in 1969 and has served NSA in various capacities since its inception. Presently, Mr. Martin is a shareholder and serves as President and a director of NSA.

         Charles R. Evans, Jr. has served as a director as well as the Executive Vice-President and the Chief Operating Officer of the Company since August 1992. Mr. Evans joined NSA Polymers in March 1989 and served as Vice President, Assistant Secretary and a director of NSA Polymers until August 1992. From 1984 until March 1989, he was Treasurer of Florida Polymers, Inc., a Florida corporation, the assets of which were acquired by the Company in March 1989 and which was primarily engaged in the business of plastics injection molding and tool and die manufacturing.

         J. Neil Rood has been a director of the Company since its inception. In April 1992, Mr. Rood was elected President of NSA International Holdings, Inc. In December 1992, Mr. Rood was elected Vice President-International Operations for the Company and he completed his tenure at that position in December 1993. Mr. Rood is a shareholder of NSA. In April 1982, Mr. Rood organized and became President of Jonfor Systems, Inc. In June 1975, Mr. Rood organized and became President of Jonfor, Inc. Both entities are privately-held Florida corporations which act as holding and operating companies, respectively, for various retail businesses and real estate properties. Mr. Rood is also active in various real estate ventures as a developer and an owner.

         L.F. Swords has been a director of the Company since its inception. From 1989 until March 1, 1994, Mr. Swords served as Secretary-Treasurer and Chief Financial Officer of the Company and all of its subsidiaries. Mr. Swords has been employed by NSA since 1971 in a variety of management positions. Presently, Mr. Swords is a shareholder, and serves as Vice President, Chief Financial Officer, Secretary-Treasurer, and a director of NSA.

         George R. Poteet has served as a director of the Company since its inception. Since 1971, Mr. Poteet has been employed by NSA and he presently is a shareholder and serves as Vice President-Manufacturing and a director of NSA. From 1989 until February 1994, Mr. Poteet served as the Vice
President-Manufacturing of the Company.

         William W. Deupree, Jr., a director of the Company since October 1992, retired as President of Morgan Keegan & Company, Inc. and its parent company, Morgan Keegan, Inc., a New York Stock Exchange listed company, in 1996 after 10 years in such positions. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972. He is a past member of the Regional Firms Advisory Committee of the New York Stock Exchange, as well as a past member of the Board of Directors for the Securities Industry Association. Mr. Deupree is a director of Morgan Keegan & Company, Inc. and Equity Inns, Inc. Mr. Deupree is a graduate of the University of the South.

         William L. Gurner has served as a director of the Company since December 1996. Mr. Gurner founded Sector Capital Management, L.L.C. in January 1995. That entity offers an equity product to public and corporate pension plans, Taft-Hartly plans and foundations. Prior to starting Sector Capital Management, L.L.C., Mr. Gurner was the pension officer for Federal Express from 1987 through 1994.

         Stan C. Turk was appointed Chief Financial Officer and Secretary-Treasurer of the Company on July 1, 1996. Mr. Turk was elected Assistant Treasurer of the Company in August 1989. Since August 1989, Mr. Turk also has been employed as Assistant Treasurer of NSA. Prior to joining NSA in 1989, Mr. Turk served as the Chief Financial Officer of Barton Equipment Company and Barton Truck Center in Memphis, Tennessee and spent approximately 9 years employed as a certified public accountant.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended April 30, 1997, the Board of Directors of the Company held three (3) meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. No director attended less than 75% of the aggregate number of meetings of the Board of Directors or Board Committees on which he served.

         The Audit Committee is presently composed of L.F. Swords, William W. Deupree, Jr. and William L. Gurner. The Audit Committee held one (1) meeting during the fiscal year ended April 30, 1997. The Audit Committee reviews the integrity of the Company's financial statements, the Company's internal controls, the Company's internal audit function, the function and fees of the independent public accountants and other matters relating to financial and accounting functions. The Audit Committee also makes recommendations to the Board of Directors concerning the engagement or discharge of the independent public accountants.

         The Compensation Committee is presently composed of L.F. Swords, William W. Deupree, Jr., and William L. Gurner. The Compensation Committee held one meeting during the fiscal year ended April 30, 1997. The Compensation Committee reviews the compensation of executive officers and other key executives and makes recommendations to the full Board of Directors regarding such compensation.

         The Board of Directors does not have a nominating committee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


Report of the Compensation Committee


                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                                  July 15, 1997

Overview of compensation philosophy and programs

         The Compensation Committee is responsible for developing and communicating recommendations to the Board of Directors with respect to the Corporation's executive compensation policies and reviews the compensation of the executive officers of the Corporation. The Corporation's compensation objectives are to support the Corporation's financial objectives and performance goals, provide compensation that will attract and retain superior management, and reward performance.

         Rapid market and product diversification have caused the Corporation to rely on hiring senior executives from outside the corporate organization, rather than growing or training managers from within. In general, the executive salary structure is based significantly on local economic considerations for each market in which management level personnel are retained. The Corporation makes it a practice to recruit the best possible talent available to fill given positions. Although domestically the Corporation faces less competition for key executives, internationally the cost of living considerations and competing salaries weigh heavily in compensation decisions.

         Executive compensation, including salaries and bonuses reported for the last completed fiscal year, is negotiated on an individual basis, and generally the executive compensation includes a base salary coupled with bonus compensation. Bonus compensation takes into consideration not only revenues, but also profitability. Further, executive performance is reviewed on an annual basis with each executive.

Compensation of the Chief Executive Officer

         The Chief Executive Officer recommended to the Board of Directors that his compensation be set slightly below average, comparable CEO salary levels and without any bonus or short-term or long-term incentive and performance programs. The Chief Executive Officer was one of the founders of the Corporation and directly owns approximately 8% of the outstanding shares of Common Stock of the Corporation. Rather than receiving compensation through increased salary, the Chief Executive Officer and the Board of Directors have determined that the Chief Executive Officer will be suitably compensated primarily through the intrinsic value of his stock ownership of the Corporation.

                                    Respectfully submitted,

                                     WILLIAM L. GURNER
                                     WILLIAM W. DEUPREE
                                     L.F. SWORDS

'
Summary Compensation Table

         The following table sets forth the aggregate compensation paid by the Company and its subsidiaries to the President of the Company and the two most highly compensated executive officers of the Company or its subsidiaries, for services rendered in all capacities during the fiscal years ended April 30, 1997, 1996 and 1995. No other executive officer of the Company received compensation exceeding $100,000 for the fiscal year ended April 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation
                                         --------------------------------------

                                                                  Other Annual       All Other
Name and Principal Position     Year     Salary($)    Bonus($)   Compensation($)   Compensation
---------------------------     ----     ---------    --------   ---------------   ------------
A. Jay Martin                   1997     150,000       10,528         -0-              -0-
President of the Company        1996     150,000        6,058         -0-              -0-
                                1995     150,000          -0-         -0-              -0-

Charles R. Evans, Jr            1997     160,226       78,029         -0-           8,400(2)
Chief Operating Officer         1996     225,000        7,001         -0-              -0-
of the Company                  1995     135,000(1)    56,250         -0-              -0-


John Greenham                   1997     120,750       25,000         -0-          31,704(2)
Vice President - Europe         1996     139,844       26,128         -0-          49,757(2)
                                1995      90,268       20,000         -0-          69,663(2)

-----------


(1) During the first quarter of 1995, the Company paid Mr. Evans $22,500 pursuant to an oral employment agreement between the parties.
(2) Represents housing, school fees, expenses and/or car allowance.

Performance Graph

         The following graph compares the percentage change in the Company's cumulative total shareholder return with returns based on the Nasdaq Stock Market (U.S. companies) Index and a peer group index, which is described in the legend to the graph.


                                [GRAPHIC OMITTED]

 Measurement Period            NSA                                NASDAQ Market
(Fiscal Year Covered)    International, Inc.     Peer Group           Index
3/29/93                    100                    100                 100
1993                       63                     117.2               97.1
1994                       34.3                   231.9               108.1
1995                       30.6                   139.7               125.7
1996                       26.9                   152                 179.2
4/30/97                    12.5                   186.9               189.6

---------------

The Peer Group includes Beauticontrol Cosmetics, Inc. and Herbalife International Inc. The comparison assumes $100 was invested in the Company's Common Stock on March 29, 1993 and in each of the foregoing indices and assumes reinvestment of dividends.

Compensation of Directors

         The outside directors of the Company currently receive $1,000 for each Board of Directors meeting, $500 for each committee meeting, and $1,000 for each shareholder's meeting attended by such director. The directors of the Company's subsidiaries do not receive any additional compensation for serving in such capacities.

Employment Agreements

         The Company has an employment agreement with Mr. A. Jay Martin. The employment agreement is renewable annually and provides for an annual salary of $150,000. The Company also has an employment agreement with Mr. Charles Evans which provides for annual compensation equal to $225,000.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         Mr. L.F. Swords serves as a member of the Compensation Committee of the Company's Board of Directors. From 1989 until March 1, 1994, Mr. Swords served as Secretary-Treasurer and Chief-Financial Officer of the Company and all of its subsidiaries. Mr. Swords has not served as an officer of the Company since March 1, 1994.

Certain Relationships and Related Transactions

         Sales of Juice Plus+(R) products to NSA totaled approximately $9,300,000 or 26% of the Company's revenues for the fiscal year ended April 30, 1997.

         At April 30, 1996, the Company owed approximately $8,823,000 to NSA for product purchases, management and licensing fees, and cash advances for equipment purchases and working capital. Such borrowings were payable upon demand and were non-interest bearing. On July 9, 1996, NSA made an approximate $7.9 million capital contribution to the Company by forgiving $7.9 million of the outstanding indebtedness owed to NSA by the Company's European direct-selling subsidiary organizations. At April 30, 1997, the Company owed approximately $7,793,000 to NSA for cash advances for working capital, product purchases, and management fees.

         Prior to May 1, 1993, the Company purchased from NSA the majority of the water filtration and related accessory products which it sold in Canada, the United Kingdom, Ireland, Germany, Mexico, Switzerland, the Netherlands and Belgium. The Company still purchases certain water filtration and related accessory products from NSA. The cost of such purchases was approximately $46,000 for the fiscal year ended April 30, 1997.

         NSA provides certain management, consulting and advisory services to the Company. In consideration for these services, the Company pays to NSA any and all amounts collected by the Company from the Company's third party distributors in exchange for data processing services offered to such distributors by the Company. The amount paid by the Company to NSA was $500,873 for the fiscal year ended April 30, 1997.

         In April 1991, the Company obtained a line of credit for $5,000,000 from National Bank of Commerce. Mr. William T. Williams, a former director of the Company, was at the time the Executive Vice President and Senior Commercial Loan Officer of the Commercial Banking Group of National Bank of Commerce. Any amounts advanced to the Company by National Bank of Commerce pursuant to this line of credit were to bear interest at the Bank's prime rate. As of April 30, 1997, no amounts were outstanding under the line of credit.

         NSA has guaranteed the obligations of National Safety Associates of America (U.K.) Limited ("NSA UK") under the lease agreements pursuant to which NSA UK leases approximately 12,800 square feet in Maidenhead, Berkshire, England.

         Effective February 1, 1995, the Company sold substantially all of the assets of NSA Polymers, Inc. ("NSA Polymers") to the management of NSA Polymers for $5 million. In order to determine an appropriate purchase price, the Company had an evaluation and fairness opinion prepared by an unrelated third party which is in the business of rendering such opinions. The fairness opinion provided that a purchase price of $5 million was fair to the Company and its shareholders. The purchase price for the NSA Polymers assets consisted of a $500,000 cash payment at the closing from the Buyer to NSA Polymers, delivery of the buyer's promissory note in the principal amount of $500,000 which was due and payable six months from the closing date, and delivery of the buyer's promissory note in the principal amount of $4 million which is due and payable over an eight year period. The $500,000 and $4 million notes are secured by the fixed assets of the buyer. As additional consideration for the purchase of the NSA Polymers' assets, the Company entered into a 5 year manufacturing contract with the buyer which requires that certain minimum purchase levels be maintained by the Company. The Company satisfied such minimum purchase levels in fiscal 1997.

         There have not been, and it is the Company's current intention that there will not be, loans or other financial transactions between the Company and its officers, directors or significant employees. However, to the extent such loans or financial transactions do occur in the future, they will be approved by the Company's disinterested and independent directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE LISTED INDIVIDUALS AS DIRECTORS OF THE COMPANY.

                                  (PROPOSAL 2)

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to ratification by the shareholders at the Annual Meeting, the firm of Deloitte & Touche, L.L.P. as independent public accountants to audit the consolidated accounts of the Company and its subsidiaries for the fiscal year ending April 30, 1998. An affirmative vote of the majority of the Common Shares voting at the Annual Meeting is required to ratify the appointment of Deloitte & Touche, L.L.P. Representatives of Deloitte & Touche, L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE, L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

                                  (PROPOSAL 3)

                   ADOPTION AND RATIFICATION OF 1997 INCENTIVE
                       AND NON-QUALIFIED STOCK OPTION PLAN

         The Board of Directors has approved and submits to the Shareholders for approval, adoption and ratification the 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") to provide eligible directors, officers, key employees, advisors and consultants with additional incentives through increased equity participation in the Company. The aggregate amount of Common Stock, $.05 par value, with respect to which grants may be made under the Plan may not exceed 500,000 shares (subject to adjustment as described below). The Plan is intended to qualify for favorable treatment under Section 16 of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

         The Plan provides for the grant of incentive stock options ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and non-qualified stock options ("NQSOs") (ISOs and NQSOs collectively referred to as "Options"). The Plan will be administered by a committee (the "Committee") consisting of a minimum of two
(2) members of the Company's Board of Directors, such Committee to be appointed by the Board of Directors. The Committee, subject to the terms and provisions of the Plan, has the sole authority to grant Options under the Plan, to determine the number of shares to be covered under the Options and to make any determination which it deems necessary or desirable for the administration of the Plan.

         Only officers and other key employees of the Company are eligible to receive ISOs under the Plan, although officers and other key employees of the Company may receive NQSOs. Directors may receive ISOs only if they also are employees of the Company. Non-employee directors, advisors and consultants may receive only NQSOs. All awards of Options under the Plan will vest as determined by the Committee, provided the Options will become exercisable in accordance with their terms in the event of the "Death," "Disability" or "Retirement" of the holder of the Option or upon a "Change of Control" or "Imminent Change of Control" of the Company, such terms being defined in the Plan. No Option will remain exercisable later then ten years after the date of the grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Company's Common Stock). In the event of the "Termination for Cause" or voluntary termination of employment by an employee of the Company, any ISOs granted to such employee will immediately become null and void on the date of termination.

         The exercise price for ISOs granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value of the Common Stock on the date of grant in the case of ISOs granted to persons owning more than 10% of the Company's Common Stock). The exercise price for NQSOs granted under the Plan will be fixed by the Committee on the date of grant.

         The number of shares of Common Stock that may be subject to grants of Options pursuant to the Plan is subject to adjustment on account of stock splits, stock dividends, merger, consolidation, recapitalizations, reclassifications and other similar transactions.

         There are no federal income tax consequences upon the grant of an Option under the Plan. The Company will not be entitled to a federal income tax deduction by reason of the exercise of an ISO. A sale of shares of Common Stock acquired upon exercise of an ISO that does not occur within one year after the exercise or within two years after the date of grant of the ISO generally will result in recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, and the Company is not entitled to any tax deduction in connection therewith. If a sale of shares of Common Stock acquired upon exercise of an ISO occurs within one year from the date of exercise of the ISO or within two years from the date of grant of the ISO (a "disqualifying disposition"), the optionee generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the ISO over the exercise price or (ii) the excess of the amount realized on the sale of the shares over the exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income will be long-term or short-term capital gain, depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary income recognized by the optionee. Upon exercise of a NQSO, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company consequently will be entitled to a tax deduction corresponding to the ordinary income recognized by the optionee.

         The preceding summary of the Plan is qualified in its entirety by the full text of the Plan that appears as Appendix A attached to this Proxy Statement and incorporated herein by

         The following table sets forth current awards of Options granted by the Committee, subject to shareholder approval of the Plan. To avoid any undue dilution to the holders of outstanding Common Stock, upon exercise of these Options by the option holders, the Company will acquire from National Safety Associates, Inc., an affiliated Tennessee corporation ("NSA"), such number of shares of Common Stock, at the exercise price of the Options, as is necessary to provide for the exercise of any and all of the following Options. These Options currently are not exercisable.


         Name and Position                           Underlying Shares
         -----------------                           -----------------
         Charles R. Evans, Jr.                       25,000
         Chief Operating Officer

         John Greenham                               25,000
         Vice President - Europe

         Executive Officers (as a group)             50,000

         Other employees (as a group)                100,000


         On October 17, 1997, the last reported sales price of the Company's Common Stock on the Nasdaq Stock Market was $2.125 per share.

         With regard to future awards of Options pursuant to the Plan, the Company will provide for the issuance of shares upon exercise of those Options either by acquiring shares of its Common Stock from NSA or by reserving for issuance shares repurchased by the Company pursuant to its repurchase plan. On March 19, 1997, the Company's Board of Directors authorized the repurchase of up to $1 million of Common Stock, which at the time represented approximately 500,000 to 750,000 shares, from time to time on the open market or in privately negotiated purchases.

         The approval, adoption and ratification of the 1997 Incentive and Non-Qualified Stock Option Plan requires the affirmative vote of a majority of the Common Shares voting at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ADOPTION AND RATIFICATION OF THE 1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN PROVIDING FOR THE ISSUANCE TO ELIGIBLE DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS AND CONSULTANTS OF THE COMPANY AND ITS SUBSIDIARIES OF UP TO 500,000 SHARES OF THE COMPANY'S COMMON STOCK, $.05 PAR VALUE.

                            EXPENSES OF SOLICITATION

         The Company will pay the total expense of preparing, assembling, printing, and mailing proxies and proxy solicitation materials. It may be that, following the original solicitation, some further solicitation will be made by telephone or other communications with some shareholders. All such further solicitation will be made by officers and directors of the Company, who will not receive additional compensation for such activities.

                              SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its executive offices on or before June 30, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

         Based solely on a review of copies of reports furnished to the Company, the Company believes that, during the fiscal year ended April 30, 1997, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis except as follows:

         On July 1, 1996, Mr. Stan C. Turk became an officer of the Company subject to Section 16(a) of the Exchange Act. Although the Form 3 as required by the Exchange Act was not timely filed, on January 20, 1997, a Form 5 was filed correcting this inadvertent failure.

                                  OTHER MATTERS

         At the time of preparation of this Proxy Statement, the Board of Directors of the Company has not been informed and is not aware of any matters to be presented for action at the Annual Meeting other than the matters listed in the notice of meeting included with this Proxy Statement. If any other matters should come before the Annual Meeting, or any adjournment thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters according to their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO STAN C. TURK, CHIEF FINANCIAL OFFICER, NSA INTERNATIONAL, INC., 4260 EAST RAINES ROAD, MEMPHIS, TENNESSEE 38118. Each such written request must set forth a good faith representation that as of the record date, November 2, 1997, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. Exhibits to the Form 10-K will also be supplied upon the written request to the Chief Financial Officer and payment to the Company of its cost of furnishing the requested exhibits. The copy of the Form 10-K furnished without charge to the requesting shareholder will be accompanied by a list briefly describing all of the exhibits and indicating the cost of furnishing the exhibits.

                                     BY THE ORDER OF THE BOARD OF DIRECTORS


                                     -----------------------------------------
                                     STAN C. TURK
                                     Secretary

November 3, 1997

                                   APPENDIX A

                             NSA INTERNATIONAL, INC.
               1997 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


1. PURPOSE OF PLAN AND EFFECTIVE DATE.

         1.1 PURPOSE. The purpose of this 1997 Incentive and Non-Qualified Stock Option Plan (hereinafter called the "Plan") is to further the success and advance the interests of NSA International, Inc. (the "Company") and its subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, advisors, consultants and key employees of the Company and any subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and any subsidiaries and to give them a greater interest as stockholders in the success of the Company. It is intended that this Plan be considered an "Employee Benefit Plan" within the meaning of Regulation 405 of the Securities Act of 1933, as amended (the "1933 Act").

         1.2 AWARDS. The Company intends this Plan to enable the Company to issue, pursuant hereto, Incentive Stock Options as such term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory" or "Non-Qualified" stock options).

         1.3 EFFECTIVENESS. The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is February 18, 1997; provided, however, that the Plan shall be subject to approval and ratification by stockholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of stockholders to be held within twelve months from February 18, 1997.

2. DEFINITIONS.

         2.1 As used in this Plan, the following terms have the following respective meanings:

                  "1933 Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the 1933 Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                  "Board" means the Board of Directors of the Company.

                  "Change in Control" means any transaction pursuant to which
         (i) the Company merges with another corporation and is not the surviving entity, (ii) the majority of outstanding shares of Common Stock are issued or acquired by persons or entities not affiliated with the Company, who, acting as a group, have the voting power to change the composition of the Board, or (iii) any other transaction of a nature similar to the foregoing.

                  "Code" means the Internal Revenue Code of 1986, as amended. References to any provisions of the Code shall be deemed to include successor provisions.

                  "Committee" shall mean a group of at least two (2) directors appointed by the Board to administer the Plan.

                  "Common Stock" means the common stock, $.05 par value of the Company.

                  "Company" means NSA International, Inc.

                  "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration as determined by the Committee.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                  "Fair Market Value" unless otherwise required by an applicable provision of the Code, as of any date, means the last reported bid price of the Common Stock on The Nasdaq Stock Market on the date the Option is granted. If no such bid price is available, then the price per share shall be determined by the Committee.

                  "Grant" means the action of the Committee at the time of grant of an option.

                  "Imminent Change in Control" means any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Company. The decision of the Committee whether an Imminent Change in Control has occurred shall be conclusive and binding.

                  "Incentive Stock Option" means any Incentive Stock Option granted pursuant to this Plan which is intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of
         Section 422 of the Code.

                  "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option Stock under the 1933 Act, as amended, shall not be deemed a Modification.

                  "Non-Statutory Stock Option" and "Non-Qualified Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

                  "Option Agreement" means a written agreement setting forth the terms of an Option.

                  "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option or Non-Qualified Stock Option.

                  "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

                  "Option Stock" means Common Stock subject to an option granted under this Plan.

                  "Participant" means any individual to whom an Option has been granted by the Committee under the Plan.

                  "Subsidiary" or "Subsidiaries" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

                  "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

                  "Termination for Cause" shall mean the termination of employment of a Participant due to (i) any illegal or dishonest conduct which adversely affects or may adversely affect the reputation, good will, or business position of the Company or any Subsidiary or which involves Company or any Subsidiary's funds or assets; (ii) any intentional or material damage to the property or business of the Company or any Subsidiary; (iii) theft, embezzlement or misappropriation of the Company's or any Subsidiary's property; or (iv) the willful failure of the Participant to carry out his or her duties as an employee of the Company or any subsidiary.

                  "Termination without Cause" shall mean the termination of employment of a Participant due to any reason which does not constitute a Termination for Cause.

                  "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of
         Section 424(d) of the Code.

         2.2 References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

3. STOCK SUBJECT TO PLAN.

         3.1 NUMBER OF SHARES. Subject to the provisions of PARAGRAPH 12 hereof, there shall be reserved for issuance or transfer upon the exercise of the Options to be granted from time to time under the Plan an aggregate of 500,000 shares of Common Stock.

         3.2 EXCESS SHARES. Shares of stock which are attributable to Options which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Options, during the calendar year in which they expire or otherwise become available.

         3.3 SOURCE OF STOCK. Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

         3.4 ADJUSTMENT. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustment in the number or kind of shares subject to Options granted under the Plan, and/or the exercise price and other terms and conditions of Options or appropriate adjustment in the maximum number of shares referred to in PARAGRAPH 3.1 of the Plan, as provided in PARAGRAPH 12 hereof.

         3.5 LIMITATION ON GRANTS. In no event shall the Committee grant Options in any given plan year which, in the aggregate, result in Options being granted for the purchase of Option Shares representing more than two percent (2%) of the Company's then issued and outstanding shares of Common Stock at the issuance of the Options.

4. ADMINISTRATION.

         4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by a Committee (the "Committee") of a minimum of two members of the Board, with such Committee appointed by the Board, as constituted from time to time. Members of the Committee shall serve until they resign or they are removed by the vote of a majority of the Board.

         4.2 AUTHORITY OF COMMITTEE. The Committee shall have the authority to
(a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Options under the Plan; (c) determine the form of an Option and whether such Option is to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each such Option granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (f) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

         4.3 DECISIONS OF COMMITTEE FINAL. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5. ELIGIBILITY.

         Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other key employees of (a) the Company or (b) Subsidiaries of the Company. A director of the Company or any Subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any Subsidiaries. An employee, director or officer of the Company (or any Subsidiaries), may receive a Non-Qualified Stock Option. In addition, consultants, non-employee directors, and advisors who the Committee determines are providing bona fide services to the Company or any Subsidiaries, whether or not otherwise compensated, may receive a Non-Qualified Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the 1933 Act. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of PARAGRAPH 7 hereof, Options may be granted to persons who hold or have held options under previous plans, and a person who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan or under any future option plan if the Committee shall so determine.

6. AWARDS UNDER THE PLAN.

         6.1 TERM OF PLAN. The Committee may grant Incentive Stock Options, Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such officers and key employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan.

         6.2 CODE COMPLIANCE. In the case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

         6.3 EXERCISE PRICE. The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Committee at the time of grant; however, the price of an Incentive Stock Option must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The exercise price of an Incentive Stock Option granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be Incentive Stock Options to the extent that the Fair Market Value of the shares of Common Stock with respect to which such Options first become exercisable in any year exceeds $100,000.

         6.4 VESTING. Awards of Options will vest and become non-forfeitable as determined by the Committee. Subject to the provisions of Section 422 of the Code and Rule 16b-3, Options shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control.

7. CERTAIN LIMITATIONS ON GRANTING AND EXERCISE OF OPTIONS.

         Any other provisions of this Plan to the contrary notwithstanding, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

                  (a) The aggregate Fair Market Value (determined at the time the option is granted) of the Option Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000. Any options granted in excess of this $100,000 threshold shall be specifically designated Non-Qualified Options.

                  (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board and instruments evidencing such grant(s) may similarly be so issued, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company as provided in PARAGRAPH 1, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void.

8. DURATION OF OPTIONS.

         The term of Options granted under the Plan shall be as fixed by the Committee at the time of grant; provided, however, that the term of an Option shall not exceed 10 years from the date of grant. In the case of 10% Stockholders, the term of an Incentive Stock Option shall not exceed five (5) years from the date of grant. The terms of options may, however, be foreshortened as provided in PARAGRAPH 11 hereof. No Option may be exercised after expiration of such Option's term.

9. EXERCISE OF OPTIONS.

         An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full, as provided in PARAGRAPH 13 hereof, upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in PARAGRAPH 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any Subsidiary and shall have been continuously employed by the Company or any Subsidiary since the date of grant.

10. NONTRANSFERABILITY OF OPTIONS.

         Options shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution and during the Participant's lifetime, such Options and rights shall be exercisable only by such Participant or such Participant's duly appointed guardian or legal representative.

11. TERMINATION OF EMPLOYMENT.

         11.1 TERMINATION FOR CAUSE OR TERMINATION BY EMPLOYEE. In the event of Termination for Cause or the termination of employment by employee of a person to whom an Incentive Stock Option has been granted under the Plan, such Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall on the close of business on the date of termination of his or her employment be null and void. Incentive Stock

Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any Subsidiaries. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any Subsidiaries or interfere in any way with the right of the Company or any Subsidiaries to terminate his or her employment or occupancy of any corporate office at any time.

         11.2 DEATH OF PARTICIPANT. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Participant but only if, and to the extent that, the Participant was entitled to exercise any such Incentive Stock Options at the date of death.

         11.3 DISABILITY OF PARTICIPANT. In the event that any Participant's employment with the Company shall terminate as a result of the Disability of such Participant, such Participant may exercise any Inventive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

         11.4 TERMINATION WITHOUT CAUSE. In the event of termination without cause of a person to whom an Incentive Stock Option has been granted under the Plan, any Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall be exercisable for a period of three
(3) months following the date of termination.

         11.5 NON-QUALIFIED OPTIONS. The terms and conditions of Non-Qualified Stock Options relating to the effect of the termination of a Participant's employment, or association with the Company, Disability of a Participant or his death shall be such terms and conditions as the Committee shall, in its sole and absolute discretion, determine at the time of termination, unless specifically provided for by the terms of the Option Agreement at the time of grant of the Option.

12. RECAPITALIZATION, MERGER, CONSOLIDATION, CHANGE IN CONTROL AND SIMILAR TRANSACTIONS.

         12.1 ADJUSTMENT. Subject to any required action by the stockholders and Board of the Company, within the sole and absolute discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted hereunder, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without the receipt of consideration by the Company (other than shares held by dissenting stockholders).

         12.2 CHANGE IN CONTROL. All outstanding Options shall automatically vest and become immediately exercisable in the event of a Change in Control or Imminent Change in Control of the Company. In the event of a Change in Control or Imminent Change of Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in amount equal to the fair market value of the Common Stock subject to any Incentive or Non-Qualified Stock Option over the Option Price of such shares, in exchange for the surrender of such Options by the Participant on that date in the event of Change in Control or Imminent Change in Control of the Company.

         12.3 EXTRAORDINARY CORPORATE ACTION. Subject to any required action by the stockholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole and absolute discretion, shall have the power, prior or subsequent to such action to:

                  (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price of per share of Common Stock and the consideration to be given or received by the Company upon the exercise of any outstanding Options;

                  (ii) cancel any or all previously granted Options, provided that appropriate consideration (as described in PARAGRAPH 12.2) is paid to the Participants in connection therewith; and/or

                  (iii) make such other adjustments in connection with the Plan as the Committee in its sole and absolute discretion, deems necessary, desirable, appropriate or advisable; PROVIDED, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to this plan and to fail to meet the requirements of Section 422 of the Code.

Except as expressly provided in PARAGRAPHS 12.1, 12.2 and 12.3 hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this PARAGRAPH 12.

         12.4 ACCELERATED VESTING. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

13. PAYMENT OF PURCHASE PRICE, FEDERAL INCOME TAX OR OTHER WITHHOLDING AMOUNT.

         The shares to be purchased upon exercise of any Option shall be paid for in full, in cash, at the time of such exercise. In respect to Non-Qualified Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Participant to the Company in cash or by certified check at the time of such exercise. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Participant that all federal income tax or other withholding amounts have been properly calculated and paid if required by the Code.

14. TERMINATION AND AMENDMENT.

         14.1 TERMINATION DATE. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Options shall be granted hereunder after November 30, 2007. The Plan may be terminated earlier by the stockholders of the Company or by the Board.

         14.2 AMENDMENT. Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification.

         14.3 PARTICIPANT CONSENT. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the Participant.

15. TIME OF GRANTING OPTIONS.

         Nothing contained in the Plan shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only upon approval by the Committee of a resolution granting an Option under this Plan. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant. After the granting of an Option under this Plan, a written Option Agreement shall be duly executed by or on behalf of the Company.

16. FORM AND TERMS OF OPTION AGREEMENT.

         Option Agreements evidencing Options granted pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Option agreements may contain such restrictions upon the exercise of Options and upon the transfer of Common Stock acquired upon exercise of Options (and such provisions for the enforcement of compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws).

17. PARTIAL INVALIDITY.

         The invalidity or unenforceability of any particular provision of this Plan shall not effect the other provisions of this Plan nor affect the validity or enforceability of the other provisions of Options granted under this Plan, and this Plan and the Options granted hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18. SPECIAL PROVISIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS UNDER THIS PLAN AND NON-QUALIFIED STOCK OPTIONS.

         Paragraph 5 describes the persons eligible to receive Options granted under this Plan. The Committee in granting any Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Option Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

19. NO OWNERSHIP OR SUBSCRIPTION RIGHTS.

         Shares of Common Stock of the Company which are subject to an Option but which have not yet been purchased or paid for shall have no subscription rights and no Option holder shall be deemed to be a stockholder of the Corporation for any purpose.

20. UNFUNDED PLAN.

         The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.

21. RULE 16B-3 COMPLIANCE.

         It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Options to or other transactions by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Option Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

22. GOVERNING LAW.

         The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

Plan Adopted by the Board of Directors on February 18, 1997 to be ratified by the stockholders no later than December 31, 1997.

                                                                  Appendix B

                             NSA INTERNATIONAL, INC.

                 4260 EAST RAINS ROAD, MEMPHIS, TENNESSEE 38118

                                  -----------

                                     PROXY

                                  -----------

         The undersigned appoints Stan C. Turk and Charles R. Evans, Jr., and any one or both of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of NSA International, Inc. at the close of business on November 2, 1997, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of NSA International, Inc. to be held at The Hilton-Memphis East, 5069 Sanderlin Avenue, Memphis, Tennessee 38117, on December 2, 1997, at 10:00 a.m. Memphis, Tennessee time, or any adjournments thereof, upon the matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement (receipt of which is hereby acknowledged). The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

1.   Election of four directors to serve as described in the accompanying
     Proxy Statement or until their successors have been elected and qualified.

     FOR all nominees listed                           WITHHOLD AUTHORITY*
     below (except as marked to the                    to vote for all nominees
     to the contrary below).                           listed below.

            [  ]                                           [   ]


     William W. Deupree, Jr.; William L. Gurner; George R. Poteet; L.F. Swords

     (*INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


     --------------------------------------------------------------------------
2. Proposal to ratify the selection of Deloitte & Touche as the independent accountants and auditors of NSA International, Inc.

          FOR                     AGAINST                      ABSTAIN
         [  ]                      [  ]                         [  ]

3. Proposal to approve, adopt and ratify the NSA International, Inc. 1997 Incentive and Non-Qualified Stock Option Plan providing for the issuance to eligible directors, officers, employees, advisors and consultants of NSA International, Inc. and its subsidiaries of up to 500,000 shares of the Common Stock, $.05 par value, of NSA International, Inc.

          FOR                     AGAINST                      ABSTAIN
         [  ]                      [  ]                         [  ]

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND THIS PROXY.

         Please sign exactly as your printed name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


DATED:_________, 1997                   Signature:
                                                  -----------------------------

Number of Shares:
                  ------------          ---------------------------------------
                                        Signature (if held jointly)


------------------------------
Print Name

------------------------------
Address

------------------------------

===============================================================================
    Please return in the enclosed stamped envelope.

    I will     will not       attend the meeting

    [  ]        [  ]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
===============================================================================